EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in Registration Statement No.'s 333-21489 and 333-21491 of Global DirectMail Corp on Form S-8 of our report dated February 4, 1999 appearing in this Annual Report on Form 10-K of Global DirectMail Corp for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

New York, New York
March 26, 1999